UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2004

JEWETT-CAMERON TRADING COMPANY, LTD.

(Exact name of registrant as specified in its charter)

British Columbia	0-19954	None

(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32275 N.W. Hillcrest, North Plains, Oregon 97133

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (503) 647-0110

Item 5.

     OTHER EVENTS

On February 17, 2004, the Toronto Stock Exchange accepted a notice of intention from Jewett Cameron Trading Company Ltd. (the “Company”) of the Company’s intent to make a normal course issuer bid to purchase up to 59,515 of its common shares. The amount represents 10% of the public float the common shares issued and outstanding as of February 17, 2004.

Purchases will be made on the open market through the facilities of the TSX. Purchases pursuant to the bid may begin February 19, 2004. The bid expires no later than February 18, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Jewett-Cameron Trading Company Ltd.

Dated: February 24, 2004	By: /s/ Donald M. Boone
Donald M. Boone, President and Director